Exhibit 5.1

July 17, 2026

Banzai International, Inc.

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Ladies and Gentlemen:

We have acted as United States securities counsel to Banzai International, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1, filed by the Company on July 17, 2026 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale, from time to time, by the selling securityholders listed therein (the “Selling Stockholders”) of up to 3,956,968 shares (the “Resale Shares”) of the Company’s Class A Common Stock (the “Shares”), par value $0.0001 per share (the “Class A Common Stock”) of the Company.

The Resale Shares consist of (i) 2,309,107 shares of Class A Common Stock issuable upon the conversion of a senior secured convertible note (the “Note”) in the original principal amount of $11,000,000 plus accrued interest issued pursuant to a securities purchase agreement, dated June 27, 2025, by and between the Company and an institutional investor (the “Securities Purchase Agreement”) (the shares of Common Stock issuable pursuant to the terms of the Note, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”) and (ii) shares of Class A Common Stock issuable upon the exercise of a warrant (the “Buyer Warrant”) to purchase up to 1,647,861 shares of Class A Common Stock (the “Warrant Shares”), also issued pursuant to the Securities Purchase Agreement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) any certificates representing the Resale Shares have been or will be duly executed and delivered by the Company; and (vi) the Buyer Warrant has been duly executed and delivered by the Company.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) the Company has the requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Securities Purchase Agreement, the Note, and the Buyer Warrant; and (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Registration Statement, the Securities Purchase Agreement, the Note, and the Buyer Warrant.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

www.htflawyers.com | info@htflawyers.com 950 Third Avenue, 19th Floor, New York, New York 10022| Office: (212) 530-2210 | Fax: (212) 202-6380

You are advised that we are members of the Bar of the State of New York. In rendering the opinions set forth below, our examination of matters of law has been limited to, and we express no opinion as to the laws of any state or jurisdiction other than, (i) the applicable laws of the State of New York, (ii) the Delaware General Corporation Law (“DGCL”) as the same appear on the date hereof at http://www.delcode.state.de.us/ and (iii) the federal securities laws of the United States of America ((i), (ii) and (iii) together, “Applicable Law”). We express no opinion concerning any matters respecting or affected by any laws other than laws that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Securities Purchase Agreement, the Note, the Buyer Warrant, and the transactions contemplated thereby or any of them. Without limiting the generality of the foregoing, we express no opinion herein as to any body of law of the State of Delaware other than the DGCL. When any opinion is given herein with respect to an issue where any law other than the laws of the State of New York may apply, except to the extent the DGCL or U.S. federal law would apply, the opinion assumes that consideration of the laws of such jurisdiction would lead to the same result as consideration of the laws of the State of New York. For purposes of our opinions, we have assumed that the Securities Purchase Agreement and related documents are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation, or administrative decision.

Based upon and subject to the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and when the Resale Shares are sold and transferred in accordance with the Registration Statement, the Resale Shares will have been duly authorized for issuance and will be validly issued, fully paid and non-assessable.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li
Hunter Taubman Fischer & Li LLC

www.htflawyers.com | info@htflawyers.com 950 Third Avenue, 19th Floor, New York, New York 10022| Office: (212) 530-2210 | Fax: (212) 202-6380